UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2005

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1                                             Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement

At a regular meeting of the Board of Directors on September 15, 2005, the following actions were taken.

Compensation of Directors

The Company’s Board of Directors amended the director compensation as follows:

Each non-employee director will receive a quarterly retainer of $3,000 and $1000 for each regular meeting attended in person or telephonically and $500 for each telephonic meeting of the board, effective with the fourth quarter of fiscal 2005.  Each non-employee member of each standing committee will receive an additional fee of $500 for each meeting attended in person or telephonically.  No committee fee will be paid if a board and committee meeting occur on the same day.  In addition, if the Company establishes special committees during the year, non-executive committee members would be paid a fee of $5000 and receive the meeting fees set forth above.

Each non-employee director will receive an annual ten-year stock option grant for 15,000 shares.  Because no options were issued at the 2005 annual meeting of shareholders, these options were issued on September 15, 2005 at fair market value on that date.   In addition, each of the persons serving as non-employee directors of the Company who had been serving since the effective date of the October 25, 2002 Plan of Reorganization received an additional ten-year option to purchase 10,000 shares of common stock at fair market value on September 15, 2005 vesting 100% immediately. Finally, each person first becoming a non-employee director of the Company in fiscal 2005 after the date of the Annual Shareholders meeting will receive a ten-year option to purchase 10,000 shares of common stock at fair market value on September 15, 2005 vesting 100% immediately.  Each option would expire three years from the date the director retires from the board.

All options otherwise issuable to Jeffrey Schmitz, a director of the company, were issued directly to his employer Deephaven Capital Management.

Compensation of Officers

The Company’s Board of Directors also took the following actions.

Rodney A. Young, President and Chief Executive Officer, received an option to purchase 50,000 shares on September 15, 2005 vesting 100% at fair market value on that date.   The compensation of Mr. Young was increased from $230,000 to $250,000 effective with the pay period beginning July 3, 2005, the one-year anniversary of Mr. Young’s commencement of employment.

Dale H. Johnson, Chief Financial Officer, received an option to purchase 10,000 shares on September 15, 2005 vesting 100% immediately at fair market value on that date.  In addition, the annual compensation of Mr. Johnson was increased from $129,265 to $136,504 retroactively, effective with the pay period beginning April 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: September 21, 2005	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer